Exhibit 107

Calculation of Filing Fee Tables

Form F-4

 (Form Type)

KVAC (Cayman) Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, par value $0.0001 per share	457(c) and 457(f)(1)	14,950,000	(1)	$10.72	(2)	$160,264,000	0.0001476	$23,655
	Equity	Ordinary shares, par value $0.0001 per share	457(f)(2)	62,775,144	(1)	$0.000034	(3)	$2,134	0.0001476	$0.3
	Other	Warrants	457(f)(1)	14,950,000		$0.0619	(4)	$925,405	0.0001476	$136.6
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$161,191,539				$23,792
	Total Fees Previously Paid									0
	Total Fee Offsets									0
	Net Fee Due									$23,792

(1)	Consists of the sum of (i) 14,950,000 PubCo Ordinary Shares to be issued to KVAC Public Shareholders in exchange for KVAC Ordinary Shares they held in connection with the Reincorporation Merger; and (ii) 62,775,144 PubCo Ordinary Shares to be issued to Medera Shareholders as merger consideration in connection with the Acquisition Merger.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 475(c), based on the average of the high and low prices of KVAC Ordinary Shares on Nasdaq on September 13, 2024, such date being within five business days of the date that this registration statement was first filed with the SEC.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the shares of Medera Ordinary Shares to be exchanged in the Business Combination as of immediately prior to the consummation of the Business Combination. Medera is a private company, no market exists for its securities and Medera has an accumulated capital deficit.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 475(c), based on the average of the high and low prices of KVAC Warrants on Nasdaq on September 13, 2024, such date being within five business days of the date that this registration statement was first filed with the SEC.